EXHIBIT 99.1
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                       WRITTEN CERTIFICATION OF
        CO-CHIEF EXECUTIVE OFFICERS AND CHIEF FINANCIAL OFFICER
                  PURSUANT TO 18 U.S.C. SECTION 1350



     The undersigned, the Co-Chief Executive Officers and the Chief Financial Officer of AMLI Residential Properties Trust ("the "Company"), each hereby certifies that, to the best of each of their knowledge:

     (a) the Company's Report on Form 10-Q for the quarterly period ending September 30, 2003 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





Date:      November 13, 2003      By:  /s/ Allan J. Sweet
                                       ------------------------------
                                       Allan J. Sweet
                                       Co-Chief Executive Officer



Date:      November 13, 2003      By:  /s/ Philip N. Tague
                                       ------------------------------
                                       Philip N. Tague
                                       Co-Chief Executive Officer



Date:      November 13, 2003      By:  /s/ Robert J. Chapman
                                       ------------------------------
                                       Robert J. Chapman
                                       Chief Financial Officer



     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.